Exhibit 10.1

WEBSTER FINANCIAL CORPORATION

AMENDMENT NUMBER 3
TO
AMENDED AND RESTATED
1992 STOCK OPTION PLAN

     The Webster Financial Corporation 1992 Stock Option Plan, as amended and restated (the “Plan”) is hereby amended as set forth below:

1. A new Section 20 is added to the Plan to read as follows:

“20. STOCK APPRECIATION RIGHTS

The Board is authorized to grant Stock Appreciation Rights (“SARs”) to persons eligible under Section 4 of the Plan and to Non-Employee Directors on the terms and conditions of this Section 20. A recipient of a grant of a SAR is referred to as a “Grantee.” The maximum number of shares of Stock subject to SARs that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 500,000 shares (subject to adjustment as provided in Section 17 hereof). The term “Incentive Awards” shall also include SARs and the agreements setting out the terms of SARs shall be included in the definition of “Award Agreements.”

(a) Right to Payment.

     A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the fair market value of one share of Stock (as determined by the Board in good faith) on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for an SAR shall specify the grant price of the SAR.

(b) Other Terms.

     (i) The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement (which shall be cash or Stock), method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, transferability of the SAR and any other terms and conditions of any SAR.

     (ii) In event that outstanding Options are required to be adjusted pursuant to Section 17(a) of the Plan, any outstanding SARs shall also be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable be the same as immediately before such event. Any such adjustment in outstanding SARs shall not change the grant price payable with respect to shares subject to the unexercised portion of the SAR outstanding, but shall include a corresponding proportionate adjustment in the grant price per share. In the event of a corporate transaction covered by subsection 17(b) of the Plan, SARs shall be adjusted in a proportionate fashion (as determined by the Board) in a manner similar to the adjustment applied to outstanding Options. In the event of a corporate transaction covered by subsection 17(c), SARs shall be adjusted (or terminated) as determined by the Board in a manner similar to Options.

     (iii) The Corporation or any Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to the Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the exercise of SARs. At the time of the exercise of SARs, the Corporation or any Subsidiary may direct the Grantee to pay to the Corporation or such Subsidiary, as the case may be, any amount that the Corporation or such Subsidiary may reasonably determine to be necessary to satisfy the withholding obligation. Subject to the prior approval of the Corporation or any Subsidiary, as the case may be, which may be withheld in the sole discretion thereof, the Grantee may elect to satisfy these obligations, in whole or in part, (i) by causing the Corporation or such Subsidiary to withhold shares of Stock otherwise deliverable or by withholding from the Stock to be issued upon the exercise of a SAR or (ii) by delivering to the Corporation or such Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have a fair market value equal to the withholding obligations. The fair market value of the shares of Stock used to satisfy the withholding obligation shall be determined by the Corporation or any Subsidiary as of the date that the amount of tax to be withheld is to be determined.”

2. The Plan shall otherwise be unchanged by this Amendment Number 3.

     This Amendment Number 3 to the Plan was duly adopted and approved by the Board of Directors of the Corporation by unanimous written consent on December 15, 2003.

/s/ Harriet Munrett Wolfe
Harriet Munrett Wolfe
Corporate Secretary